FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of May 10, 2019 by and between North Square Investments Trust (“Client”) and Compass Distributors, LLC (“Foreside”) is entered into as of ___________, 2019 (the “Effective Date”).

WHEREAS, Client and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of two Funds; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.
Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of North Square Strategic Income Fund and North Square Advisory Research All Cap Value Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

NORTH SQUARE INVESTMENTS TRUST    COMPASS DISTRIBUTORS, LLC

By:    ________________________        By:    ______________________________
Name/Title                        Mark A. Fairbanks, Vice President

EXHIBIT A

Fund Names

North Square Oak Ridge Small Cap Growth Fund
North Square Oak Ridge Dividend Growth Fund
North Square Oak Ridge Disciplined Growth Fund
North Square Multi-Strategy Fund
North Square International Small Cap Fund
North Square Dynamic Small Cap Fund
North Square Global Resources & Infrastructure Fund
North Square Strategic Income Fund
North Square Advisory Research All Cap Value Fund

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